UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2007

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30379	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 30, 2007, Gerald A. Eppner, a director of Chembio Diagnostics Inc. (the “Company”), notified the Company that he will resign as a director of the Company, effective immediately. At the time of his resignation, as additional consideration of his time and efforts as a member of the Board of Directors, the Company granted Mr. Eppner $20,000, and caused his outstanding unvested stock options to become vested immediately. In his resignation letter, Mr. Eppner stated that he did not resign due to any disagreement with the Company, or because of any matter relating to the Company's operations, policies or practices. Mr. Eppner reviewed the contents of this Form 8-K prior to its filing with the SEC.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
17.1	Gerald A. Eppner’s Resignation Letter
17.2	Chembio’s Letter Accepting Mr. Eppner’s Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2007    CHEMBIO DIAGNOSTICS, INC.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer